SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2009 (December 11, 2009)

THE WET SEAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, CA 92610
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (949) 699-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2009, the board of directors (the “Board”) of The Wet Seal, Inc. (the “Company”) accepted the retirement of Alan Siegel from the Board and related responsibilities as Chairman of the Board and as a member of the Nominating and Governance Committee of the Board. There was no disagreement or dispute between Mr. Siegel and the Company relating to the Company’s operations, policies or practices. A copy of Mr. Siegel’s retirement letter appears as Exhibit 99.1 to this Current Report.

On December 14, 2009, the Company issued a press release regarding Mr. Siegel’s retirement. A copy of the Company’s press release appears as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 13, 2009, the Board appointed an existing director, Harold D. Kahn, as Chairman of the Board and Kenneth M. Reiss, also an existing director, as a member of the Nominating and Governance Committee of the Board. In addition, the Board appointed director Henry D. Winterstern as a member of the Compensation Committee of the Board. The information contained in Item 7.01 of this Current Report is intended to be deemed “furnished” rather than “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not Applicable.

(d)	Exhibits.

99.1	Retirement letter, dated December 11, 2009, of Alan Siegel.

99.2	Press release, dated December 14, 2009, issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Wet Seal, Inc.

Dated: December 14, 2009	By:	/s/ Steven H. Benrubi
Name: Steven H. Benrubi
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Description of Exhibit

99.1	Retirement letter, dated December 11, 2009, of Alan Siegel.

99.2	Press release, dated December 14, 2009, issued by the Company.